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                                                                     Exhibit 3.6


                            MEMORANDUM OF ASSOCIATION
                                       OF
                                360NETWORKS INC.


1.       The name of the Company is 360NETWORKS INC.

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

         (a) To sell or dispose of its undertaking, or a substantial part thereof;

         (b)      To distribute any of its property IN SPECIE among its members;
                  and

         (c)      To amalgamate with any company or other body of persons.

3.       The liability of the members is limited.

4. The capital of the Company is 500,000,000,000 Subordinate Voting Shares, 500,000,000,000 Multiple Voting Shares, and 500,000,000,000
         Preferred Shares issuable in series, all without nominal or par value, and all having the rights, restrictions, conditions and limitations set out in Annex 1 hereto with power to divide the shares in the capital for the time being into several classes and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption and purchase of such shares, subject, however, to the provisions of the COMPANIES ACT of Nova Scotia.



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                                     ANNEX I


The rights, privileges, restrictions and conditions attaching to each class of shares and each existing series of shares of the Company are as follows:

A.       SUBORDINATE VOTING SHARES AND MULTIPLE VOTING SHARES

The Subordinate Voting Shares and Multiple Voting Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.       DIVIDENDS

1.1 Subject to any preference or priority as to the payment of dividends upon shares of any class or series ranking in priority to the Subordinate Voting Shares or Multiple Voting Shares in respect of the payment of dividends, the holders of Subordinate Voting Shares and Multiple Voting Shares shall, except as otherwise hereinafter provided, be entitled to participate equally with each other, share for share, as to dividends and the Company shall pay dividends thereon, as and when declared by the Board of Directors of the Company out of moneys properly applicable to the payment of dividends, in equal amounts per share and at the same time on each Subordinate Voting Share and Multiple Voting Share outstanding as at the respective record dates for the payment of such dividends.

2.       DISSOLUTION

2.1 In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among shareholders for the purpose of winding up its affairs, all of the property and assets of the Company which remain, after payment of all amounts attributed and properly payable to the holders of any shares ranking in priority to the Subordinate Voting Shares and Multiple Voting Shares in respect of payment upon liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among shareholders for the purpose of winding up its affairs, shall be paid or distributed equally, share for share, to the holders of the Subordinate Voting Shares and Multiple Voting Shares, without preference or distinction outstanding, as at the respective record dates for such payment.

3.       SUBDIVISION OR CONSOLIDATION

3.1 Neither the Subordinate Voting Shares nor the Multiple Voting Shares shall be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the shares of the other such class is subdivided, consolidated, reclassified or otherwise changed equally, share for share, in the same proportion and in the same manner.

4.       VOTING RIGHTS

4.1 The holders of the Subordinate Voting Shares shall be entitled, as such, to receive notice of and to attend (in person or by proxy) and be heard at all meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares of the Company or of shares of any series of shares of any other class of shares of the Company) and to vote at all such meetings and each holder of Subordinate Voting Shares shall be entitled



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at any such meeting to one vote per Subordinate Voting Share held by such holder as at the record date for such meeting.

4.2 The Company shall not, without the authorization of the holders of Subordinate Voting Shares given as specified in Section 4.3 of this Article A:

         (a) increase or decrease the maximum number of authorized Subordinate Voting Shares, or increase any maximum number of authorized shares of any other class or series of a class having rights or privileges equal or superior to the Subordinate Voting Shares;

         (b) effect an exchange, reclassification or cancellation of all or part of the Subordinate Voting Shares; or

         (c) create a new class of shares equal or superior to the Subordinate Voting Shares.

4.3 The approval of the holders of the Subordinate Voting Shares with respect to any and all matters hereinbefore referred to in this Article A may be given in writing by the holders of not less than 2/3 of the Subordinate Voting Shares for the time being outstanding or by resolution duly passed by not less than 2/3 of the votes cast on a poll at a meeting of the holders of the Subordinate Voting Shares duly called and held for the purpose of considering the subject matter of such resolution and at which meeting the holders of at least five percent (5%) of the outstanding Subordinate Voting Shares are present in person or represented by proxy in accordance with the Articles of the Company; provided, however, that, if at any such meeting, when originally held, the holders of at least five percent (5%) of the outstanding Subordinate Voting Shares are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than 14 days later, and to such time and place as may be fixed by the chairman of such meeting and not less than ten days' written notice shall be given of such adjourned meeting, but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting, the holders of Subordinate Voting Shares present in person or so represented by proxy, whether or not they hold more or less than five percent (5%) of all Subordinate Voting Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed and carried thereat by not less than 2/3 of the votes cast on a poll at such adjourned meeting shall constitute the approval of the holders of the Subordinate Voting Shares hereinbefore mentioned. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the Articles of the Company with respect to meetings of shareholders or in the COMPANIES ACT (Nova Scotia).

4.4 At any meeting of the holders of Subordinate Voting Shares as a class, each holder of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held by such holder.

4.5 The holders of the Multiple Voting Shares shall be entitled, as such, to receive notice of and attend (in person or by proxy) and be heard at all meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares of the Company or any series of shares of such other class of shares of the Company) and to vote


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at all such meetings and each holder of Multiple Voting Shares shall be entitled at any such meeting to ten votes per Multiple Voting Share held by such holder as at the record date for such meeting.

5.       CONVERSION OF MULTIPLE VOTING SHARES INTO SUBORDINATE VOTING SHARES

5.1 Subject to compliance with the provisions of Section 5.2 of this Article A, each holder of Multiple Voting Shares shall be entitled at any time and from time to time to have all or any part of the Multiple Voting Shares held by such holder converted into fully paid and non-assessable Subordinate Voting Shares upon the basis of one Subordinate Voting Share for each Multiple Voting Share for which the conversion right provided for in this Section 5.1 is exercised, as specified by the holder of the Multiple Voting Shares in the notice in writing given to the Company or any transfer agent in exercise of such conversion right.

5.2 Before any holder of Multiple Voting Shares shall be entitled to convert the same into Subordinate Voting Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Multiple Voting Shares, together with a written notice to the Company stating therein: the name or names in which the certificate or certificates for Subordinate Voting Shares are to be issued; the number of Multiple Voting Shares to be converted; and notice of such holder's election to convert such Multiple Voting Shares. After giving such notice in writing, the election of the holder of Multiple Voting Shares shall be irrevocable. The Company shall, within three (3) days of receipt of such written notice, issue and deliver at such office to such holder of Multiple Voting Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Subordinate Voting Shares, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates for the Multiple Voting Shares to be converted, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Subordinate Voting Shares, as of such date. The issuance of certificates for Subordinate Voting Shares, upon conversion of the Multiple Voting Shares, shall be made without charge to the holder but the holder shall pay any stamp, documentary or similar tax imposed on or in respect of such conversion. If less than all of the Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the number of Multiple Voting Shares represented by the original certificate which are not to be converted.

5.3 The Company will at no time close its transfer books against the transfer of any Multiple Voting Shares, or of any Subordinate Voting Shares issuable upon the conversion of any Multiple Voting Shares, in any manner which interferes with the timely conversion of such Multiple Voting Shares, except as may otherwise be required to comply with applicable laws.

B.       PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the Preferred Shares, as a class, are as follows:


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1.       DIRECTORS' AUTHORITY TO ISSUE ONE OR MORE SERIES

1.1 The Board of Directors of the Company may issue the Preferred Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the Board of Directors of the Company, by resolution, shall fix the number of shares in such series and shall determine, subject to the limitations set out in the Articles, the designation, rights, privileges, restrictions and conditions to attach to the shares of such series including, without limiting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of preferential dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption (if any), the rights of retraction (if any), and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future, voting rights (if any) and conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto. Such resolution shall be the only authorization to fix such designation, rights, privileges, restrictions and conditions and to authorize such issuance and no approval, sanction or confirmation of such resolution by the shareholders of the Company or otherwise shall be required. Before the issue of the first shares of a series, the Board of Directors of the Company shall send to the Registrar (as defined in the COMPANIES ACT (Nova Scotia)) any necessary documentation in the prescribed form containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

2.       RANKING OF PREFERRED SHARES

2.1 No rights, privileges, restrictions or conditions attaching to a series of Preferred Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Preferred Shares then outstanding. The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in the payment of dividends and the return of capital and the distribution of assets of the Company in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs. When any dividends or amounts payable to the holders of Preferred Shares on a return of capital are not paid in full, the Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of such shares with respect to the return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

2.2 The Preferred Shares shall be entitled to priority over the Subordinate Voting Shares and the Multiple Voting Shares and over any other shares of any other class of the Company ranking junior to the Preferred Shares with respect to priority in the payment of


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dividends and the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

2.3 The Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof, over the Subordinate Voting Shares and the Multiple Voting Shares and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

3.       VOTING RIGHTS

3.1 Except as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

4.       AMENDMENT OF RIGHTS

4.1 The provisions of Sections 1 to 3 , inclusive, in this Article B and of this
Section 4 may be deleted, varied, modified, amended or amplified in whole or in part, but only with the prior approval of the holders of the Preferred Shares given as hereinafter specified, provided that the holders of the Preferred Shares are not entitled to vote separately as a class or, subject to the COMPANIES ACT (Nova Scotia), as a series, and shall not be entitled to dissent, upon a proposal to amend these Articles to:

         (a) increase or decrease any maximum number of authorized Preferred Shares, or increase any maximum number of authorized shares of any other class or series of a class having rights or privileges equal or superior to the Preferred Shares;

         (b) effect an exchange, reclassification or cancellation of all or part of the Preferred Shares; or

         (c) create a new class or series of a class of series equal or superior to the Preferred Shares.

4.2 The approval of the holders of the Preferred Shares with respect to any and all matters hereinbefore referred to in this Article B may be given in writing by the holders of not less than 2/3 of the Preferred Shares for the time being outstanding or by resolution duly passed by not less than 2/3 of the votes cast on a poll at a meeting of the holders of the Preferred Shares duly called and held for the purpose of considering the subject matter of such resolution and at which meeting the holders of at least five percent (5%) of the outstanding Preferred Shares are present in person or represented by proxy in accordance with the Articles of the Company; provided, however, that, if at any such meeting, when originally held, the holders of at least five percent (5%) of the outstanding Preferred Shares are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than 14 days later, and to such time and place as may be fixed by the chairman of such meeting and not less than ten days' written notice shall be given of such adjourned meeting, but it shall not be necessary in such notice to specify the purpose for which


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the meeting was originally called. At such adjourned meeting, the holders of
Preferred Shares present in person or so represented by proxy, whether or not they hold more or less than five percent (5%) of all Preferred Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed and carried thereat by not less than 2/3 of the votes cast on a poll at such adjourned meeting shall constitute the approval of the holders of the Preferred Shares hereinbefore mentioned. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the Articles of the Company with respect to meetings of shareholders or in the COMPANIES ACT (Nova Scotia).

4.3 If the deletion, variation, modification, amendment or amplification of the provisions hereinbefore contained especially affects the rights of the holders of Preferred Shares of any series, in a manner different from that in or to which the rights of the holders of Preferred Shares of any other series are affected, then such deletion, variation, modification, amendment or amplification shall, in addition to being approved by the holders of the Preferred Shares as hereinabove set forth, be approved by the holders of the Preferred Shares of such series so especially affected, which approval may be given in writing by the holders of not less than 2/3 of the Preferred Shares of such series or by resolution passed by not less than 2/3 of the votes cast on a poll at the meeting of the holders of the Preferred Shares of such series, and the provisions of this Section 4.3 shall apply, mutatis mutandis, with respect to the holding of such meeting.

4.4 At any meeting of the holders of Preferred Shares as a class or as a series, each holder of Preferred Shares shall be entitled to one vote in respect of each Preferred Share held by such holder.